As Filed With the Securities and Exchange Commission on March 24, 1999.
                                            Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                  CANTERBURY INFORMATION TECHNOLOGY, INC.
           (Exact name of Registrant as specified in its charter)

      Pennsylvania                  829                     23-2170505
(State of Incorporation) (Primary Standard Industrial    (I.R.S. Employer
                          Classification Code No.)     Identification Number)




                1600 Medford Plaza, Route 70 & Hartford Road
                         Medford, New Jersey  08055
(Address of principal place of business or intended principal place of business)

                       Stanton M. Pikus, President
                  CANTERBURY INFORMATION TECHNOLOGY, INC.
                1600 Medford Plaza, Route 70 & Hartford Road
                         Medford, New Jersey  08055
                               (609) 953-0044
         (Name, address, including zip code, and telephone number)
                 including area code, of agent for service)

                                  Copy to:
                           William N. Levy, Esq.
                             LEVY & LEVY, P.A.
                     Suite 309, Plaza 1000, Main Street
                         Voorhees, New Jersey 08043
                               (609) 751-9494

     Approximate date of commencement of proposed sale to the public: A soon as practicable after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, as amended, check the following box./x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.//
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering.//.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /.

                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
Title of Each     Offering       Proposed     Proposed Maximum   Registration
Class of        Amount to be      Maximum        Aggregate           Fee
Securities to   Registered(1)  Offering Price    Offering
be Registered                   per Share(1)      Price(1)
----------------------------------------------------------------------------
Common Stock,
$.001 par value   1,200,000      $1.00         $1,200,000          $354.00
----------------------------------------------------------------------------
Total Registration Fee . . . . . . . . . . . . . . . . . . . . . . $354.00

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the Registrant's fee has been calculated based on a price of $1.00 per share, the price as reported in National Market NASDAQ for the Registrant's common stock on March 17, 1999.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

     Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

            Subject to Completion Dated March  24, 1999.

                            PROSPECTUS

                 1,200,000 Shares of Common Stock


               CANTERBURY INFORMATION TECHNOLOGY, INC.


     The Stockholders of Canterbury Information Technology, Inc.
named in this Prospectus are offering and selling up to 1,200,000 shares of Common Stock, $.001 par value, under this Prospectus. We anticipate that the selling Stockholders will offer shares of Common Stock for private or public sale on the NASDAQ National Market at the prevailing market prices on the date of sale or at privately negotiated prices.
The Company will not receive any part of the proceeds from such sales, but will pay all expenses of this Offering which are estimated to be $26,000.

                         ________________________

     Our common stock is traded on the NASDAQ National Market under the symbol "CITI". On March 18, 1999, the closing price of our Common Stock was
$1.00 per share as reported by the NASDAQ Automated Quotation System.
                         _________________________

     Any investment in the Common Stock offered under this Prospectus involves a high degree of risk. See "Risk Factors" commencing on Page 3.

     Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         The date of this Prospectus is                   , 1999.

     You should rely only on the information contained in this Prospectus.
We have not authorized anyone to provide you with information different from that contained in this Prospectus. The selling Stockholders are offering to sell, and seeking offers to buy, shares of Canterbury Information Technology, Inc. common stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the shares.


                 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC's web site at "http://www.sec.gov." In addition, we maintain a web site on the Internet at "http://www.canterburyciti.com."

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934 until the selling Stockholders sell all of the shares under this Prospectus:

1.   Annual Report on Form 10-K for the fiscal year ended
November 30, 1998, which was filed on March 15, 1999.

You may request a copy of this filing, at no cost, by writing or telephoning our Vice President and Chief Financial Officer at the following address:

Kevin McAndrew, CPA
Canterbury Information Technology, Inc.
1600 Medford Plaza
Route 70 & Hartford Road
Medford, New Jersey 08055
(609) 953-0044

This Prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this Prospectus. We have not authorized anyone else to provide you with different information.

The selling Stockholders may not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

The Company's main corporate office is located at 1600 Medford Plaza, Route 70 & Hartford Road, Medford, New Jersey, 08055, (609) 953-0044.

                     FORWARD-LOOKING STATEMENTS

 All statements other than statements of historical fact included in this Prospectus regarding the Company's financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this Prospectus, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as those disclosed under "Risk Factors," including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization and trade difficulties and general economic conditions. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company.

     All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf are expressly qualified in their entirety by this paragraph.

                            RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. Please also note that there may be other risks and uncertainties not presently known to us or that we currently deem immaterial. If any of the following or such other risks actually occur, our business, financial condition or results of operations could be materially and adversely affected.

1.   No assurance as to future profitable operations.

     There is no assurance that the Company will generate net income or successfully expand its operations in the future. The Company cannot predict with any certainty the success or failure of its operations.

2.   We depend on our senior management to operate and grow.

     We believe that our success depends to a significant extent on the efforts and abilities of certain of our senior management, in particular those of Stanton M. Pikus, President and Chief Executive Officer; Kevin McAndrew, Executive Vice President and Chief Financial Officer; and Jean Pikus, Vice President - Operations and Secretary.

     The loss of Mr. Pikus, Mr. McAndrew, Ms. Pikus or certain other key employees could have a material adverse affect on the Company.
Therefore, we maintain key man life insurance policies and employment agreements with each key employee. We have insurance policies on the following officers for the following amounts:

     Corporate Officer                  Amount of Policy
     -----------------                  ----------------
     Stanton M. Pikus                     $1,000,000
     Kevin J. McAndrew                    $1,000,000
     Jean Z. Pikus                        $  500,000


3. Our executive officers can influence control over our business and policies.

     Stanton M. Pikus, the Company's President and Chief Executive Officer, owns of record and controls beneficially 7% of the Company's Common
Stock and is in a position to substantially influence the election of a majority of the Company's directors, and otherwise control the Company.

4.   We face substantial competition from other training companies.

     We compete with a great variety of computer training and management training companies such as Executrain and New Horizons as well as divisions of large corporations such as IBM. Many of our competitors are much larger and have greater development, marketing and financial resources. Additional competitors utilize non traditional delivery systems such as the internet, video conferencing and computer based training. Future competition is expected to be more intense, especially with the increasing utilization of both home computers and internet based training. To a great extent, such competition is defined by pricing, quality and customer satisfaction.

5. We may depend on additional financing in the event of restricted cash flow.

     If the Company is not successful in generating cash flow from its operations sufficient to sustain its operations, the Company may need to secure additional financing to develop and maintain its business. There can be no assurance that additional financing, either through the sale of equity or placement of debt, will be available on terms acceptable to the Company.

6.   No dividends and none anticipated.

     The Company has not paid any cash dividends, nor does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. The Company's loan agreement with the principal lender prohibits the payment of dividends without its written consent.

7. Sales of substantial amounts of our common stock could decrease our stock price.

     Approximately 1,685,500 of the Company's presently outstanding shares of Common Stock are "restricted securities" within the meaning of Rule
144 under the Securities Act of 1933, as amended (the "Securities
Act"), and thus may only be sold in compliance with an exemption from registration under the Securities Act or pursuant to a registration statement under the Securities Act. A sale of shares by Stockholders, whether pursuant to Rule 144 or otherwise, may have a depressing effect upon the market price of the Common Stock. Excluding any options that could be exercised, the Company, as of the date of this Prospectus, had issued and outstanding 7,698,022 shares of its common stock, of which approximately 1,685,500 shares would be restricted securities. (See "Principal Stockholders.")

8. Authorization of preferred stock may discourage takeovers and depress stock price.

     The Company's Amended Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Capital Stock. In addition, the issuance of such preferred stock may have the effect of rendering more difficult or discouraging an acquisition of the Company or changes in control of the Company. We do not have any Preferred Stock issued at this time. There can be no assurance that the Company will not do so in the future. Other than the authorization of "blank check" preferred stock, the Company does not have any other provisions in the Company's Certificate of Incorporation, Stock Option Plans, and/or Employment Agreements which may have an anti-takeover effect. The issuance of preferred stock with anti-takeover provisions may discourage bidders form making offers at a premium to the market price. In addition, the mere existence of an anti-takeover device may have a depressive effect on the market price of the Company's stock.

9.   Our share price may be volatile in the future.

     Our stock price has been, and in the future is expected to be, volatile. We expect to experience market fluctuation as a result of a number of factors, including, but not limited to, current and anticipated results of operations, our future offerings or those of our competitors and factors unrelated to our operating performance. The trading price of our Common Stock may also vary as a result of changes in our business, operations, or financial results, the prospects of general market and economic conditions and other factors.

10.  We could risk delisting from NASDAQ stock market

     Our stock is currently traded on the NASDAQ National Market, and we are in compliance with all maintenance criteria. If our common Stock cannot remain listed on the NASDAQ National Market, we would seek to have it listed on the NASDAQ Small Capitalization Market, although we give no assurance that this will occur.

     If our Common Stock was delisted from trading on the NASDAQ Stock Market ("NASDAQ") altogether, trading, if any, would be conducted in the over-the-counter market. It would be traded in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. and consequently an investor will likely find it more difficult to dispose of, or to obtain accurate quotations as to the price of our Common Stock.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Regulations set forth by the commission generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ or a national securities exchange and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception if available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

     In addition, if the Common Stock is not quoted on NASDAQ, or if the Company does not meet the other exceptions to the penny stock regulations cited above, trading in the Common Stock would be covered by Rule 15g-9 set forth under the Exchange Act for non-NASDAQ and non-national securities exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

     If our common Stock becomes subject to the regulations applicable to penny stocks, the market liquidity for our Stock could be adversely affected. In such event, the regulations on penny stock could limit the ability of broker/dealers to sell our Common Stock and thus the ability of purchasers of our Stock to sell their securities in the secondary market.

11. The failure to be Year 2000 compliant could materially adversely effect us.

     The Year 2000 date issue arises from the fact that many computer programs use only two digits to identify a year in a date field. We have reviewed our products and key financial operations systems, and where required, have developed plans to ensure that our products and computer systems continue to function properly. If we fail to develop the necessary plans for the computer systems to continue to function properly, our business, financial condition and results of operations may be materially adversely affected. The Year 2000 date issue could also adversely impact our financial condition and results of operations if our suppliers, customers and other businesses fail to address this issue successfully.


                              THE COMPANY

     Canterbury Information Technology operates computer training companies. We also operate a management training company and a software development company. We have grown by making acquisitions.

     Canterbury Information Technology was incorporated in the Commonwealth of Pennsylvania on March 19, 1981 and later qualified to do business in the State of New Jersey in April, 1985.

COMPUTER TRAINING SERVICES

     In June, 1994, Canterbury Information Technology acquired Computer Applications Learning Center (CALC), a New Jersey based computer training company. The name was changed to CALC/Canterbury Corp. Since 1983 CALC/Canterbury has trained corporate employees at training centers in New York and New Jersey. CALC/Canterbury also teaches at many corporate locations.

     CALC/Canterbury is a Microsoft Certified Technical Education Center
(CTEC) and a Lotus Authorized Education Center (LAEC) as well as an authorized training center for SBT and Corel software.

     CALC/Canterbury offers more than 500 technical and application classes. Listed below are the types of courses offered by CALC/Canterbury:

*Operating Systems
*Train-the-Trainer
*Microsoft Windows NT
*Microsoft Office 97
**Word Processing
*Spreadsheets
*Accounting Software
*Database Management
*Presentation Graphics
*E-Mail
*Contact Management
*Project Management
*Network Concepts
*Lotus Notes
*Internet & World Wide Web
*Microsoft Certified Technical Classes
*Lotus Domino & Notes Certified Technical Classes
*Non-certified Technical Classes

     CALC/Canterbury is also a technology services provider as well as a corporate trainer. We have formed strategic business partnerships with systems integrators, technical staffing companies and courseware providers to offer multiple services and products to our clients.

     In July, 1996 Canterbury purchased ProSoft Training, LLC., a Charlotte, North Carolina based computer training company. The name was changed to ProSoft/Canterbury. Prosoft/Canterbury is also a Microsoft Solution Provider and is an Authorized Training Center for Microsoft, WordPerfect and Lotus software applications. Prosoft/Canterbury is also a technical staffing company. They provide temporary and long-term workers for companies in need of workers with computer knowledge.

MANAGEMENT TRAINING

     In September of 1993, Canterbury Information Technology acquired Motivational Systems, a New Jersey-based management and sales training company. The name was changed to MSI/Canterbury. Since 1970, MSI/Canterbury has trained managers and sales professionals from many Fortune 1000 companies.

MSI/Canterbury conducts seminars in:

*Executive development and coaching
*Communications and personal growth
*Sales training
*Management and interpersonal development training
*Problem solving/management consulting
*Project management

SOFTWARE DEVELOPMENT

     In May of 1997, Canterbury Information Technology acquired ATM Technologies, Inc. (ATM), a Texas-based software consulting and development company. The name was changed to ATM/Canterbury. ATM/Canterbury has been in business since 1984, and specializes in PC-based record management systems. The software developed uses Barcodes as the primary means of data entry allowing clients with large file rooms and/or inventory to:

*Eliminates lost records and increases productivity
*Quickly locates records
*Lowers human resource costs
*Tracks and locates archived files
*Generates status reports in minutes
*Designs and prints labels on demand


EMPLOYEES

     As of November 30, 1998, we, including all subsidiaries, had 159 employees: 91 full-time employees and 68 part-time employees.

DESCRIPTION OF PROPERTIES

     We own land in Bedminster, New Jersey which was acquired as part of a previous acquisition. It is not used as part of our business operation. All other facilities, including our administrative offices, branch locations and sales offices, are leased. The aggregate annual rental payments under leases will approximate $1,285,000 in fiscal year 1999.

     The following table sets forth the locations, including square footage:


Location                                Square Footage
--------                                --------------
Canterbury Information Technology            4,200
1600 Medford Plaza
Medford, New Jersey  08055

ATM/Canterbury Corp.                         3,700
16840 Barker Springs, Suite C300
Houston, TX  77084


Prosoft/Canterbury Corp.                     2,300
8508 Park Road, #192
Charlotte, NC  28219

MSI/Canterbury                               1,800
400 Lanid Drive
Parsippany, New Jersey  07054

CALC/Canterbury                             23,500
500 Lanid Drive
Parsippany, New Jersey  07054

CALC/Canterbury                              4,200
780 Third Avenue, Concourse Level One
New York, New York  10017

CALC/Canterbury                              6,000
Woodbridge Place, Gill Lane at Route 1
Iselin, New Jersey  08830

CALC/Canterbury                              5,926
Park 80 West Plaza
Saddlebrook, New Jersey  07663

CALC/Canterbury                              7,000
55 Broadway
New York, New York  10006


                            USE OF PROCEEDS

     All net proceeds from the sale of Common Stock under this Prospectus will go to the Stockholders who offer and sell their shares.
Accordingly, the Company will not receive any proceeds from such sales.

                         SELLING STOCKHOLDERS

     The shares covered by this Prospectus were acquired from the Company under a Subscription Agreement for an aggregate purchase price of $600,000 at $.60 per share. The offer and sale by the Company of this common stock to the selling Stockholders were made under an exemption from the registration requirements of the Security Act provided in Section 4(2). For certain investment advisory services, as well as a finder's fee for this Private Placement, the Company issued Comsight Holdings, Inc. 200,000 shares.

     We agreed to register the Common Stock that was issued to the selling Stockholders. Our registration of the Common Stock does not necessarily mean that the selling Stockholders will sell all or any of their shares. None of the selling Stockholders has had a material relationship with the Company within the past three years except as a result of the ownership of the shares or other securities of the Company.

     The following table shows:
     (i)  the name of the selling Stockholders;
     (ii) the number of shares of Common Stock beneficially owned by the selling Stockholders;
     (iii) the aggregate number of shares of Common Stock to be sold by each Stockholder from time to time under this Prospectus; and
     (iv) the number of shares beneficially owned after the sale of all of the shares offered under this Prospectus.

     This information is based upon information provided by the selling Stockholders. The shares are being registered to permit public secondary trading of the shares, and the selling Stockholders may offer the shares for resale from time to time.

                              Shares        Shares to be        Shares
                           Beneficially         Sold         Beneficially
Name of Selling             Owned Prior        in the         Owned After
Stockholder               to the Offering     Offering       the Offering
----------------          ---------------   -------------   --------------
Bork Consulting, Inc.          300,000        300,000             0
Fidra Holdings, Ltd.           283,333        283,333             0
Comsight Holdings, Inc.        200,000        200,000             0
OPI Products (Far East)
Ltd., LLC                      166,667        166,667             0
Raffles Toho, Inc.             125,000        125,000             0
Iraklis Bourekas               125,000        125,000             0

As of the date of this Prospectus, we have issued 7,968,022 shares of our common stock, and no shares of our Preferred Stock.

                         PLAN OF DISTRIBUTION

     The selling Stockholders may offer their shares of Common Stock at various times in one or more of the following transactions:

     - ordinary brokers transactions, which may include long or short sales;
     -    transactions involving cross or block trades on the NASDAQ
National Market;
     - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own account pursuant to this Prospectus;
     - through market makers or in ways not involving market makers or established trading markets;
     -    through transactions in options, swaps or other derivatives;
     -    through hedging or option transactions or with broker-dealers; or
     -    in a combination of any of the above transactions.

     The selling Stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     The selling Stockholders may use broker-dealers to sell their shares. If this happens, broker-dealers may receive discounts or commissions from the selling Stockholders, or they may receive commissions from purchasers of shares for whom they acted as agents. Usual and customary brokerage fees may be paid by the selling Stockholders. The Company does not have knowledge of any existing arrangements between any selling Stockholder and any other Stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of Common Stock. The selling Stockholders do not have to sell any or all of their shares.

                             LEGAL MATTERS

     Our legal counsel, Levy & Levy, P.A., has rendered an opinion to the effect that the Common Stock offered for resale pursuant to this Prospectus is duly and validly issued, fully paid and non-assessable. William N. Levy, Esq., a partner in this firm, is a stockholder and an option holder of Canterbury Information Technology, Inc.

                                EXPERTS

     The consolidated financial statements of Canterbury Information Technology, Inc. incorporated by reference in Canterbury Information Technology, Inc.'s Annual Report (Form 10-K) for the year ended November 30, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       DESCRIPTION OF SECURITIES

Description of Common Stock

     Holders of Common Stock are entitled to one vote per share on all matters requiring a vote of Stockholders. The holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors. Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to Stockholders after the payment of all debts and other liabilities. Shares of Common Stock are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional shares in the event of a subsequent offering. All outstanding shares of Common Stock are duly authorized and validly issued, fully paid and non-assessable and free of pre-emptive rights.

Non-Cumulative Voting

     The Common Stock does not have cumulative voting rights which means that the holders of more than fifty percent of the Common Stock voting for election of directors can elect one hundred percent of the directors of the Company if they choose to do so.

Description of Preferred Stock

     The Company is authorized to issue a new class or classes of up to 50,000,000 shares of Preferred Stock. The Board of Directors will have the authority to issue the Preferred Stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any classes or series of the designation of such classes or series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company, which might otherwise benefit the Company's Stockholders, and affecting the voting and other rights of the holders of Common Stock.

     There are no ongoing negotiations or discussions concerning the issuance of any Preferred Stock. The Class A, B C and D Preferred Stock was previously issued and are now fully retired. Currently, we have no intention of issuing any other class of Preferred Stock.

Reports to Stockholders

     We will issue annual reports to our Stockholders examined by independent auditors as soon as practicable at the end of each fiscal year. The Company will also issue quarterly reports to our Stockholders.

Transfer Company and Registrar

     The Transfer Agent and Registrar for the Common Stock of the
Company is American Stock Transfer and Trust Company, 6201 15th
Avenue, Brooklyn, New York, 11219.

                            INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such directors, officers or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

----------------------------------     --------------------------------------
----------------------------------     --------------------------------------
No one (including any salesman
or broker) is authorized to
provide oral or written
information about this offering
that is not included in this
Prospectus.


     TABLE OF CONTENTS

                              Page
Where You Can Find More
Information  . . . . . . . . . . 2
Risk Factors . . . . . . . . . . 4
The Company  . . . . . . . . . . 6                    1,200,000 Shares
Use of Proceeds  . . . . . . . . 9
Selling Stockholders . . . . . . 9                     of Common Stock
Plan of Distribution . . . . . .11
Legal Matters . . . . . . . . . 11                    ($.001 Par Value)
Description of Securities. . . .12
Experts. . . . . . . . . . . . .12
Indemnification. . . . . . . . .12
                                                     CANTERBURY INFORMATION
                                                        TECHNOLOGY, INC.


     Until June      , 1999, all
dealers effecting transactions                         P R O S P E C T U S
in these registered securities,
whether or not participating in
this distribution, may be
required to deliver a                                    April     , 1999
Prospectus.  This is in addition
to the obligation of dealers to
deliver a Prospectus when acting
as Underwriters.

----------------------------------     -------------------------------------
----------------------------------     -------------------------------------

                                 PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the Company in connection with the offering described in this Registration
Statement:

Securities and Exchange Commission Registration Fee  $354.00
Legal Fees and Expenses                           $20,000.00*
Accounting Fees and Expenses                      $ 5,000.00*
Miscellaneous                                     $   646.00
                                                  ----------
     Total Expenses                               $26,000.00
                                                  ==========
____________________
* Estimated.

     The Company is to pay all reasonable legal and accounting fees and filing and registration fees applicable to this Registration Statement. The selling Stockholder is to pay all commissions, transfer taxes and those fees and expenses of counsel as retained by the selling Stockholder.

Item 15.  Indemnification of Directors and Officers.

     The Company is a Pennsylvania corporation.

     Article XV of the Company's By-Laws contains the following provisions with respect to indemnification of Directors and Officers:

     "The corporation shall indemnify each of its directors and officers who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative to investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. Except as provided herein below, any such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made : (a) by the Board of Directors by a majority vote of a quorum of directors who were or are not parties to such action, or proceedings, or (b) by the Stockholders."

     Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceedings may be paid by the corporation in advance of the final disposition of such action or proceedings, if authorized by the Board of Directors and upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

     To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without any further determination that he has met the applicable standard of conduct set forth above.

     Additionally, the Pennsylvania Statutes contain provisions entitling directors, officers and employees of the Company to indemnification for their expenses (including reasonable costs, disbursement and counsel fees) and liabilities (including amounts paid or received in satisfaction of settlements, judgments, fines and penalties), as the result of an action or proceeding in which they may be involved by reason of being or have been a director, officer or employee of a corporation provided said officer, directors or employees acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the charter provision, by-law, contract, arrangements, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 16.   Exhibits.

3.1  Restated Certificate of Incorporation of the Registrant *
3.2  Bylaws of the Registrant **
5    Opinion of Levy & Levy, P.A.
10.1 Subscription Agreement dated March 10, 1999 between Bork Consulting, Inc. and the Registrant for Private Placement
10.2 Subscription Agreement dated March 10, 1999 between Raffles Toho and the Registrant for Private Placement
10.3 Subscription Agreement dated March 10, 1999 between Iraklis Bourekas and the Registrant for Private Placement
10.4 Subscription Agreement dated March 10, 1999 between Fidra Holdings, Ltd. and the Registrant for Private Placement
10.5 Subscription Agreement dated March 10, 1999 between OPI Products (Far
     East) Ltd., LLC and the Registrant for Private Placement
23.1 Consent of Levy & Levy, P.A. (included in the opinion under
Exhibit 5)
23.2 Consent of Ernst & Young LLP

*  Incorporated by reference from Exhibit 3(e) in the Annual
Report and Definitive Proxy Materials for the 1997 Annual Stockholders Meeting for fiscal year ended November 30, 1997 filed with the SEC on September 9, 1998.
** Incorporated by reference from the like-numbered exhibit to Form S18 Registration Statement, SEC. File No. 33-6381 filed on July 18, 1986.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, to the extent that the information required to be included in the post-effective amendment is not contained in periodic reports filed by the Company with or furnished to the SEC pursuant to
Section 13 or Section 15(d)of the Securities Exchange Act of 1934 and incorporated by reference herein;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, to the extent that the information required to be included in the post-effective amendment is not contained in periodic reports filed by the Company with or furnished to the SEC pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated by reference herein; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of New Jersey on this 25th day of March, 1999.


                    CANTERBURY INFORMATION TECHNOLOGY, INC.


                         By:    /s/Stanton M. Pikus
                                   Stanton M. Pikus, President and
                                   Chief Executive Officer

                         By:    /s/Kevin J. McAndrew
                                   Kevin J. McAndrew, Executive Vice President,
                                   Treasurer, Chief Financial Officer, and
                                   Director


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/Stanton M. Pikus           President, Chief Executive       March 24, 1999
Stanton M. Pikus              Officer, Director

/s/Kevin J.McAndrew           Executive Vice President,
                              Treasurer,                       March 24, 1999
Kevin J. McAndrew             Chief Financial Officer, Director

/s/Alan Manin                 Director                         March 24, 1999
Alan Manin

/s/Jean Zwerlein Pikus        Vice President, Operations;      March 24, 1999
Jean Zwerlein Pikus           Secretary; Director

/s/Stephen M. Vineberg        Director                         March 24, 1999
Stephen M. Vineberg

/s/Paul L. Shapiro            Director                         March 24, 1999
Paul L. Shapiro

/s/Frank Capiello             Director                         March 24, 1999
Frank Capiello